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                                                                    EXHIBIT 10.1


                        STERLING CHEMICALS HOLDINGS, INC.

                         AMENDED AND RESTATED STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                             Preliminary Statements

       1. On April 23, 1997, the Board of Directors (the "Board") of Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Company"), adopted the Sterling Chemicals Holdings, Inc. 1997 Nonqualified Stock Option Plan for Non-Employee Directors (the "Original Plan").

       2. The Board has, from time to time, heretofore amended the original Plan (as so amended, the "Existing Plan").

       3.     Pursuant to Section 7 of the Existing Plan, the Board desires to
              (i) amend the Existing Plan in certain respects, including adding an annual stock grant and increasing the number of stock options granted on an annual basis to the Eligible Directors (as defined below), and (ii) restate the Existing Plan, as so amended, in its entirety.

              NOW, THEREFORE, the Board hereby amends the Existing Plan, effective as of April 26, 2000, to read in its entirety as follows:

                                    ARTICLE I

                                  Purpose; Etc.

              Section 1.01. Purpose. The purpose of this Plan is to attract and retain the services of experienced and knowledgeable non-employee directors for the Company and to provide such non-employee directors an opportunity for ownership of Common Stock.

              Section 1.02. Effect of Amendment and Restatement. The Existing Plan is hereby amended and completely restated as set forth herein and all rights and benefits under this Plan shall hereafter be determined under the terms and provisions hereof; provided, however, that the amendment and restatement of the Existing Plan effected hereby shall not operate or be construed to impair the rights of any current or former director of the Company under any option granted prior to April 26, 2000 under the Existing Plan.

              Section 1.03. Certain Defined Terms. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

              "1933 Act" means the Securities Act of 1933, as amended.


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              "1934 Act" means the Securities Exchange Act of 1934, as amended.

              "Board" has the meaning specified in the Preliminary Statements hereto.

              "Change of Control" means the occurrence after the date hereof of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board.

              "Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any regulations under such section and any amendments or successor provisions to such section or regulations.

              "Common Stock" means the common stock, par value $0.01 per share, of the Company.

              "Company" has the meaning specified in the Preliminary Statements hereto.

              "Date of Grant" means, with respect to any Option or Stock Grant, the October 1 on which such Option or Stock Grant was granted pursuant to
       Section 4.02.

              "Eligible Director" has the meaning specified in Section 4.01.

              "Existing Plan" has the meaning specified in the Preliminary Statements hereto.

              "Fair Market Value" means, with respect to a share of Common Stock as of any specified date, (i) in the event that Common Stock is listed on a national stock exchange, the mean of the high and low sales prices of Common Stock reported on the stock exchange composite tape on that date or, if no prices are reported on that date, on the last preceding date on which such prices of Common Stock are so reported, or (ii) in the event that Common Stock is not traded on a national stock exchange, the fair market value of a share of Common Stock determined by the Board in such reasonable manner as it deems appropriate.

              "Fundamental Change" has the meaning specified in Section 4.03(f).

              "Grant" means the grant of an Option or Stock Grant under this Plan.

              "Immediate Family Member" has the meaning specified in Section 4.03(d)(i).


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              "Option" means an option granted to an Eligible Director pursuant to Section 4.02 of this Plan.

              "Option Agreement" means a written agreement between the Company and an Eligible Director with respect to an Option.

              "Original Plan" has the meaning specified in the Preliminary Statements hereto.

              "Plan" means this Amended and Restated Stock Plan for Non-Employee Directors, as amended from time to time.

              "Stock Grant" means a grant of Common Stock to an Eligible Director pursuant to Section 4.02 of this Plan.

              "Stockholders Agreement" has the meaning specified in Section
       4.05.

              "Subsidiary" means any corporation or entity of which more than 50% of the outstanding securities or ownership interest having ordinary voting power to elect a majority of the members of the Board of Directors, or persons in similar capacity of such corporation or entity, is directly or indirectly owned by the Company.

                                   ARTICLE II

                                 Administration

              Section 2.01. Administration of this Plan. This Plan shall be administered by the Board. Subject to the terms and conditions of this Plan, the Board shall have the power to interpret the provisions and supervise the administration of this Plan. All decisions made by the Board pursuant to the provisions of this Plan shall be made at a duly held regular or special meeting or by written consent in lieu of any such meeting. A majority of the directors in office shall constitute a quorum and all decisions made by the Board pursuant to the provisions of this Plan shall be made by a majority of the directors present at any duly held regular or special meeting at which a quorum is present (unless the concurrence of a greater proportion is required by law or by the Certificate of Incorporation or Bylaws of the Company) or by the written consent of a majority of the directors in lieu of any such meeting.

              Section 2.02. Expenses; Engagement of Professionals. All expenses and liabilities incurred by the Board in the administration of this Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants or other persons to assist the Board in exercising its authority and carrying out of its duties hereunder.


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                                   ARTICLE III

                           Stock Subject To This Plan

              Subject to adjustment as provided in Section 4.03(f) and Section 4.03(g), the aggregate number of shares of Common Stock that may be optioned under this Plan is 160,000 (including shares optioned under the Original Plan as amended and in effect from time to time) and the aggregate number of shares of Common Stock that may be issued in Stock Grants hereunder is 300,000. The shares subject to this Plan shall consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired and held by the Company or any Subsidiary, and such number of shares shall be and is hereby reserved for issuance for such purposes. Shares of Common Stock shall be deemed to have been issued under this Plan only to the extent actually issued and delivered pursuant to a Grant or the exercise of an Option. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of this Plan shall cease to be reserved for purposes of this Plan; provided, however, that until the later to occur of the termination of this Plan and the termination of the last of the Options granted under this Plan, the Company shall at all times reserve a sufficient number of shares of Common Stock to meet the requirements of this Plan. In the event that any Option expires or is canceled prior to its exercise in full, the shares of Common Stock that were subject to the portion of such Option which remains unexercised at such expiration or cancellation may again be made subject to an Option under this Plan.

                                   ARTICLE IV

                             Eligibility and Grants

              Section 4.01. Eligibility. Each director of the Company who is serving on the Board on a Date of Grant and who is not otherwise an employee of the Company or any Subsidiary (an "Eligible Director") shall participate in this Plan; provided, however, that an Eligible Director may voluntarily elect to not participate in this Plan or to terminate participation in this Plan at any time.

              Section 4.02. Annual Grants. Each Eligible Director who is serving on the Board on October 1 of any year, commencing with October 1, 2000, shall be granted (a) an Option to acquire 2,000 shares of Common Stock and (b) a number of shares of Common Stock determined by dividing $15,000 by the average of the closing sales prices of a share of Common Stock reported on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. during the 90-day period ending on such October 1. All Grants under this Plan shall be automatic and non-discretionary.

              Section 4.03. Terms and Conditions of Options. Each Option under this Plan will be a non-qualified option that is not intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code. Each Option shall be evidenced by an Option Agreement, in a form approved by the Board, which shall be subject to the following express terms and conditions and such other terms and conditions as the Board deems appropriate:


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              (a) Option Period. Each Option Agreement shall provide that the
       Option evidenced thereby shall terminate and be of no force or effect with respect to any shares not previously purchased under such Option upon the first to occur of (i) the expiration of ten years from the Date of Grant of such Option or (ii) the expiration of 90 days after the termination of the Eligible Director's service as a director of the Company for any reason prior to a Change of Control; provided, however, that if an Eligible Director dies or becomes disabled within 90 days after termination of his or her service as a director of the Company prior to a Change of Control, all Options held by such Eligible Director shall terminate and be of no force or effect with respect to any shares not previously purchased under such Option at the expiration of ten years from the Date of Grant of such Option. If, following a Change of Control, an Eligible Director's service as a director of the Company is terminated for any reason, each Option previously granted to such Eligible Director (to the extent not previously exercised) may be exercised during the remainder of its full ten-year term.

              (b) Exercise Price. The exercise price for each share of Common Stock subject to an Option shall be the Fair Market Value of a share of Common Stock on the Date of Grant of such Option.

              (c) Procedure for Exercise. Each Option shall be exercised by the delivery by the Eligible Director holding such Option of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which such Option is being exercised. The notice shall be accompanied by, at the election of such Eligible Director, either (i) cash, cashier's check, bank draft or postal or express money order payable to the order of the Company in an amount equal to the aggregate exercise price for the shares of Common Stock with respect to which such Option is being exercised, (ii) certificates representing shares of Common Stock owned by the Eligible Director duly endorsed for transfer to the Company and having an aggregate Fair Market Value equal to the aggregate exercise price for the shares of Common Stock with respect to which such Option is being exercised, (iii) an election by such Eligible Director to have the Company withhold delivery of shares of Common Stock with respect to which such Option is being exercised having an aggregate Fair Market Value equal to the aggregate exercise price for the shares of Common Stock with respect to which such Option is being exercised or (iv) any combination of the preceding having aggregate value equal to the full amount of the aggregate exercise price for the shares of Common Stock with respect to which such Option is being exercised. Notice may also be delivered by telecopy provided that the exercise price for the number of shares with respect to which such Option is being exercised is received by the Company via wire transfer on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Option shall be deemed to have been exercised immediately prior to the close of business on the date on which the Company receives (A) written notice of such exercise and (B) payment in full of the exercise price for the number of shares with respect to which such Options is being exercised, and the Eligible Director shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.


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                    As promptly as practicable after receipt of such written
       notice and payment, the Company shall deliver to the applicable Eligible Director certificates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in such Eligible Director's name or such other name as such Eligible Director directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Eligible Director at the address specified pursuant to this Section 4.03(c).

              (d) Restriction on Transfer. Except as provided below, each Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Eligible Director's lifetime only by such Eligible Director or such Eligible Director's guardian or legal representative. However, the Board may, in its discretion, provide in any Option Agreement that the relevant Options may be transferred (in whole or in part and subject to such terms and conditions as the Board may impose thereon, including, without limitation, the approval by the Company of the form of transfer agreement) by such Eligible Director to (i) the spouse, children or grandchildren of such Eligible Director ("Immediate Family Members"),
       (ii) a trust or trusts for the exclusive benefit of Immediate Family Members and, if applicable, such Eligible Director, (iii) a partnership in which Immediate Family Members and, if applicable, such Eligible Director are the only partners or (iv) any other person or entity otherwise permitted by the Board. Following any transfer of an Option, such Option shall continue to be subject to this Plan, the relevant Option Agreement and all other terms and conditions that were applicable to such Option immediately prior to such transfer; provided, however, that no transferred Option may be exercised unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to such Option.

              (e) No Rights as Stockholder. No Eligible Director or any other person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option until such Option is exercised by written notice and accompanied by payment as provided in Section 4.03(c).

              (f) Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make, authorize or consummate (i) any adjustment, recapitalization, reorganization, exchange or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company, (iii) any issuance of Common Stock or other securities or subscription rights thereto, (iv) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, (v) the dissolution or liquidation of the Company, (vi) any sale or transfer of all or any part of its assets or business or (vii) any other corporate act or proceeding, whether of a similar character or otherwise. No Eligible Director or other person shall have any claim against the Company or any Subsidiary as a result of any such act or proceeding. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing, a "Fundamental Change"), then thereafter upon any exercise of any Option theretofore granted to an Eligible Director, such Eligible Director shall be entitled to purchase under such Option, in lieu of the


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       number of shares of Common Stock as to which Option shall then be exercisable, the number and class of shares of stock, securities or other property to which such Eligible Director would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, such Eligible Director had been the holder of record of the number of shares of Common Stock as to which such Option is then exercisable.

              (g) Changes in Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which any Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any Options theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

              Section 4.04. Stock Grants. As promptly as practicable after each Date of Grant, the Company shall deliver to each Eligible Director certificates for the number of shares of Common Stock to which such Eligible Director is entitled with respect to such Date of Grant pursuant to Section 4.02, issued in such Eligible Director's name or such other name as such Eligible Director directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such Eligible Director at his or her address as reflected in the books and records of the Company.

              Section 4.05. Stockholders Agreement. All shares of Common Stock purchased pursuant to the exercise of an Option or granted to an Eligible Director pursuant to a Stock Grant shall be subject to the provisions of the Sterling Chemicals Holdings, Inc. Stockholders Agreement dated effective as of August 21, 1996 (as amended from time to time, the "Stockholders Agreement"). Prior to the exercise of any Option or the receipt of any shares of Common Stock pursuant to a Stock Grant, the relevant Eligible Director (or, in the case of an Option, any permitted transferee exercising such Option) shall, if such person is not already a party to the Stockholders Agreement, execute and deliver to the Company a written agreement, in form and substance acceptable to the Company, providing that such Eligible Director or other person expressly agrees to be bound by the terms of the Stockholders Agreement.

                                    ARTICLE V

                                  Miscellaneous

              Section 5.01. Amendments or Termination. The Board may, at any time and from time to time, amend, alter or discontinue this Plan; provided, however, that no amendment, alteration or termination of this Plan shall impair the rights of any Eligible Director, without the Eligible Director's consent, under any Option or Stock Grant made prior to such amendment, alteration or termination.


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              Section 5.02. Compliance With Other Laws and Regulations. This
Plan, each Grant, the exercise of Options and the obligation of the Company to sell and deliver shares of Common Stock pursuant to Grants and the exercise of Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock granted under this Plan or pursuant to the exercise of any Option at any time when the shares covered by such Grant or exercise have not been registered under the 1933 Act and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance of such shares of Common Stock.

              Section 5.03. Purchase for Investment. Unless the Grants and the shares of Common Stock covered by this Plan have been registered under the 1933 Act or the Company has determined that such registration is unnecessary, each person receiving shares of Common Stock pursuant to this Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

              Section 5.04. Taxes. The Company may make such provisions as it deems appropriate for the withholding of any taxes which it determines is required in connection with any Grant or the exercise of any Option. Any Eligible Director may pay all or any portion of the taxes required to be withheld by the Company or paid by such Eligible Director in connection with such Grant or the exercise of such Option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid; provided, however, that such Eligible Director makes such election on or before the date that the amount of tax to be withheld is determined. All such elections will be irrevocable and subject to disapproval by the Board.

              Section 5.05. Liability for Non-Issuance of Shares and Tax Consequences. The Company and any Subsidiary which is in existence or hereafter comes into existence shall not be liable to an Eligible Director or any other person with respect or in connection with:

              (a) the non-issuance of any shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of such shares; or

              (b) any tax consequences expected, but not realized, by any Eligible Director or other person due to any Grant or the exercise of any Option.

              Section 5.06. Indemnification. Each person who is or shall have been a member of the Board and any employee delegated authority hereunder shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of


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any action taken or failure to act under this Plan, and against and from any and all amounts paid by him or her in settlement thereof (with the Company's approval) or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding; provided, however, that he or she gives the Company prompt written notice of any such claim, action, suit or proceeding and an opportunity, at its own expense, to handle, defend and settle the same before he or she undertakes to handle, defend or settle such claim, action, suit or proceeding on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

              Section 5.07. Effectiveness and Expiration of Plan. This Plan shall be effective as of April 23, 1997 and expire on April 23, 2007. No Grants shall be made under this Plan after April 23, 2007.

              Section 5.08. Non-Exclusivity of this Plan. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of restricted stock or stock options other than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

              Section 5.09. Governing Law. This Plan and any Option Agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.


              IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, the Company has caused this document to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized as of the date of the adoption of this Amended and Restated Stock Plan for Non-Employee Directors by the Board, being April 26, 2000.

                                        STERLING CHEMICALS HOLDINGS, INC.



                                        By:
                                            ------------------------------------
                                            Frank P. Diassi
                                              Chairman of the Board of Directors


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